EXHIBIT 11

                           BETHLEHEM STEEL CORPORATION

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

      (dollars in millions and shares in thousands, except per share data)

                                                                                             THREE MONTHS
                                                                                            ENDED MARCH 31
                                                                          ---------------------------------------------------
                        BASIC LOSS PER SHARE                                      2003                         2002
                        --------------------                              ----------------------       ----------------------
NET LOSS                                                                              ($2,366.2)                      ($97.3)
LESS DIVIDEND REQUIREMENTS:
          $2.50 Preferred Dividend                                                         (2.5)                        (2.5)
          $5.00 Preferred Dividend                                                         (3.1)                        (3.1)
          $3.50 Preferred Dividend                                                         (4.2)                        (4.3)
          5% Preference Dividend                                                            0.0                          0.0
                                                                          ----------------------       ----------------------
              TOTAL PREFERRED AND PREFERENCE DIVIDENDS                                     (9.8)                        (9.9)
                                                                          ----------------------       ----------------------
NET LOSS APPLICABLE TO COMMON STOCK                                                   ($2,376.0)                     ($107.2)
                                                                          ======================       ======================

AVERAGE SHARES OF COMMON STOCK                                                          131,258                      130,918


BASIC LOSS PER SHARE                                                                    ($18.10)                      ($0.82)
                                                                          ======================       ======================

                       DILUTED LOSS PER SHARE
                       ----------------------
NET LOSS                                                                              ($2,366.2)                      ($97.3)
LESS DIVIDEND REQUIREMENTS:
          $2.50 Preferred Dividend                                                         (2.5)                        (2.5)
          $5.00 Preferred Dividend                                                         (3.1)                        (3.1)
          $3.50 Preferred Dividend                                                         (4.2)                        (4.3)
          5% Preference Dividend                                                            0.0                          0.0
                                                                          ----------------------       ----------------------
NET LOSS APPLICABLE TO COMMON STOCK                                                   ($2,376.0)                     ($107.2)
                                                                          ======================       ======================

AVERAGE SHARES OF COMMON STOCK AND
OTHER POTENTIALLY DILUTIVE SECURITIES OUTSTANDING:
          Common Stock                                                                  131,258                      130,918
          Stock Options                                                                       -                            -
          $2.50 Preferred Stock                                                      *                            *
          $5.00 Preferred Stock                                                      *                            *
          $3.50 Preferred Stock                                                      *                            *
          5% Preference Stock                                                        *                            *
                                                                          ----------------------       ----------------------
                  TOTAL                                                                 131,258                      130,918
                                                                          ======================       ======================

DILUTED LOSS PER SHARE                                                                  ($18.10)                      ($0.82)
                                                                          ======================       ======================



*  ANTIDILUTIVE